EXHIBIT 1

                             JOINT FILING AGREEMENT

     Agreement dated as of August 26, 2009, by and among Catalyst Investments L.P., Catalyst Fund L.P., Catalyst Fund II L.P., Catalyst Fund III L.P., Catalyst Investments II L.P. and Catalyst Private Equity Partners (Israel) II L.P.(collectively, the "Parties").

     Pursuant to Rule 13d-1(k) under the Securities Exchange Act of 1934, each of the Parties hereto represents to the other Parties that it is eligible to use
Schedule 13D to report its beneficial interest in the ordinary shares, nominal value of 4.00 NIS, of B.O.S Better Online Solutions Ltd. beneficially owned and reported upon in the Schedule 13D of which this agreement is an exhibit ("Schedule 13D") by each of the above named Parties, and each of the above Parties will file the Schedule 13D on behalf of itself.

     Each of the Parties agrees to be responsible for the timely filing of the
Schedule 13D and any and all amendments thereto and for the completeness and accuracy of the information concerning itself contained in the Schedule 13D, but not for the completeness and accuracy of the information concerning the other Parties, except to the extent it knows or has reason to believe that such information is inaccurate.


CATALYST INVESTMENTS L.P.                 CATALYST INVESTMENTS II L.P.
By its General Partner,                   By its General Partner,
Catalyst Venture Capital Ltd.             Catalyst Equity (2006) Ltd.

/s/ Edouard Cukierman /s/ Alon Michal     /s/ Edouard Cukierman /s/ Alon Michal
-------------------------------------     -------------------------------------

By: Edouard Cukierman and Alon Michal     By: Edouard Cukierman and Alon Michal


CATALYST FUND L.P.                        CATALYST PRIVATE EQUITY PARTNERS
By its General Partner,                   (ISRAEL) II, L.P.
Catalyst Investments L.P.                 By its General Partner,
By its General Partner,                   Catalyst Investments II L.P.
Catalyst Venture Capital Ltd.             By its General Partner,
                                          Catalyst Equity (2006) Ltd.
/s/ Edouard Cukierman /s/ Alon Michal
-------------------------------------
                                          /s/ Edouard Cukierman /s/ Alon Michal
By: Edouard Cukierman and Alon Michal     -------------------------------------

                                          By: Edouard Cukierman and Alon Michal

CATALYST FUND II L.P.
By its General Partner,
Catalyst Investments L.P.
By its General Partner,
Catalyst Venture Capital Ltd.

/s/ Edouard Cukierman /s/ Alon Michal
-------------------------------------

By: Edouard Cukierman and Alon Michal

CATALYST FUND III L.P.

By its General Partner,
Catalyst Investments L.P.
By its General Partner,
Catalyst Venture Capital Ltd.

/s/ Edouard Cukierman /s/ Alon Michal
-------------------------------------

By: Edouard Cukierman and Alon Michal